Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-139211) pertaining to the 2003 Stock Option Plan, 2003 India Stock Employee Option Plan, 2006 Omnibus Award Plan, 2006 Omnibus India Subplan 1 and 2006 Omnibus India Subplan 2 of ExlService Holdings, Inc. of our report dated March 27, 2007, with respect to the consolidated financial statements of ExlService Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

New York, New York

March 27, 2007

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